     Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by Klondex Mines Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) of our report dated March 23, 2016 with respect to the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014 included in the Company’s Annual Report on Form 40-F for the year ended December 31, 2015, filed with the SEC.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, British Columbia
December 16, 2016